UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 19, 2013, United Rentals, Inc. (the “Company”) and certain of the Company’s subsidiaries entered into an incremental assumption agreement (the “Incremental Assumption Agreement”) with Bank of America, N.A., as agent, and the lenders party thereto (the “Increasing Lenders”), pursuant to which the Increasing Lenders agreed to provide additional U.S. revolving credit commitments of $400 million (the “ABL Commitment Increase”) under the Amended and Restated Credit Agreement, dated as of October 14, 2011, as amended as of December 16, 2011 and as of June 28, 2013 (the “Amended and Restated Credit Agreement”), among the Company, United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership and certain other subsidiaries of the Company and Bank of America, N.A., Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto.

Pursuant to the ABL Commitment Increase, the aggregate amount available under the Amended and Restated Credit Agreement’s senior secured asset-based loan facility (the “ABL Facility”) was increased to $2,300 million (subject to availability under a borrowing base), a portion of which is available for borrowing in Canadian Dollars.

The ABL Commitment Increase is subject to the same terms and conditions as all other U.S. revolving credit commitments under the Amended and Restated Credit Agreement.  The terms of the Incremental Assumption Agreement do not modify the Amended and Restated Credit Agreement other than to provide the ABL Commitment Increase.  The ABL Facility matures on October 13, 2016.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

10.1                                                                        Incremental Assumption Agreement, dated as of December 19, 2013, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership and certain other subsidiaries of United Rentals, Inc. and Bank of America, N.A., as agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and
Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Incremental Assumption Agreement, dated as of December 19, 2013, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership and certain other subsidiaries of United Rentals, Inc. and Bank of America, N.A., as agent, and the lenders party thereto.